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                                                                EX-99.B(g)(2)(i)

                                   Exhibit A
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                     Portfolios of Wells Fargo Funds Trust

                              International Fund
                           International Equity Fund
                              Outlook Today Fund
                               Outlook 2010 Fund
                               Outlook 2020 Fund
                               Outlook 2030 Fund
                               Outlook 2040 Fund
                       Specialized Health Sciences Fund
                          Specialized Technology Fund

As approved by the Board of Trustees on January 25, 2000, and amended May 9, 2000, July 25, 2000, December 18, 2000 and May 8, 2001.

Most Recent Approval Date:  August 7, 2001